Exhibit 99.2

PRELIMINARY – SUBJECT TO COMPLETION

SCAN TO VIEW MATERIALS & VOTE HUNTSMAN Enriching lives through innovation PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 505000 LOUISVILLE, KY 40233-5000 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on [ ] for shares held directly. Have this proxy card in hand when you access the website and follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/HUN2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on [ ] for shares held directly. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it by [ ] in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T01937-TBD KEEP THIS PORTION FOR YOUR RECORDS HUNTSMAN CORPORATION THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Huntsman board of directors (the “Huntsman board”) unanimously recommends you vote “FOR” the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of June 15, 2026 (the “merger agreement”), by and among Huntsman Corporation (“Huntsman”), Olin Corporation (“Olin”), Olympus Merger Sub, Inc. and Hook Merger Sub LLC, providing for the business combination of Huntsman and Olin either through the direct merger or the subsidiary merger and the other transactions contemplated thereby (the “merger” and such proposal, the “Huntsman merger proposal”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Huntsman’s named executive officers that is based on or otherwise relates to the merger (which we refer to as the “Huntsman advisory compensation proposal”). 3. To approve one or more adjournments of the Huntsman special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Huntsman special meeting to approve the Huntsman merger proposal (which we refer to as the “Huntsman adjournment proposal”). NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The shares of Huntsman common stock represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) on items 1, 2 and 3 above. If this card contains no specific voting instructions, the shares will be voted in accordance with the Huntsman board’s recommendations. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. T01938-TBD HUNTSMAN CORPORATION Special Meeting of Stockholders [ ] at [ ] This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus for the Special Meeting of Stockholders and hereby appoints Peter R. Huntsman and Amy K. Smedley and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on [ ], and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” proposal 1, “FOR” proposal 2 and “FOR” proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on reverse side)